ASSET PURCHASE AGREEMENT

BY AND AMONG

INNOVATIVE WIRELESS TECHNOLOGIES, INC.,

AND

MECHTECH, LLC

Dated as of August 6, 2010

DEFINITIONS

“Action” means any action, complaint, petition, suit or other legal proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental Entity.

“Affiliate” means with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person.  For purposes of this definition, “control” (including, with its correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”) as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or equity interests, by contract, by family relationship or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Assumed Liabilities” has the meaning set forth in Section 1.2.

“Breach” means (a) any breach, inaccuracy, failure to perform, failure to comply, conflict with, failure to notify, default, or violation or (b) any other act, omission, event, occurrence or condition the existence of which would (i) permit any Person to accelerate any obligation or terminate, cancel, or modify any right or obligation or (ii) require the payment of money or other consideration.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by federal law to be closed.

“Buyer” has the meaning set forth in the Preamble.

“Closing” means the closing of the purchase and sale of the Purchased Assets in accordance with this Agreement.

“Closing Date” has the meaning set forth in Section 2.1.

“Code” means the Internal Revenue Code of 1986, as amended, and all guidance promulgated thereunder.

“Contract” shall mean written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature, including without limitation any agreement (i) evidencing an obligation to pay or receive money in excess of $2,500 annually, (ii) binding Seller and which does not allow Seller to terminate on 30 days’ or less prior notice without penalty or payment by Seller or (iii) relating to services or goods provided by Seller.

“Copyrights” means copyrights, whether registered or unregistered, in published works and unpublished works, and pending applications to register the same.

“Domain Names” means websites or domain names.

“Encumbrance” means any claim, charge, lease, covenant, easement, encumbrance, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Entity” means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality in each case of any government, whether federal, state or local, domestic or foreign.

“Indemnified Buyer Parties” has the meaning set forth in Section 7.2.

“Intellectual Property” means any rights, licenses, liens, security interests, charges, encumbrances, equities, and other claims that any Person may have to claim ownership, authorship or invention, to use, to object to or prevent the modification of, to withdraw from circulation, or control the publication or distribution of any Marks, Patents, Copyrights, Trade Secrets or Domain Names.

“IRS” means the Internal Revenue Service or any successor entity.

“Law” means any constitutional provision, statute or other law, rule, regulation, or interpretation of any Governmental Entity, and any Order.

“Liability” means all indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due), including those arising under any Law, action, investigation, inquiry or order and those arising under any Contract.

“Loss” or “Losses” means any action, cost, damage, disbursement, expense, Liability, loss, obligation, diminution in value, or penalty of any kind or nature which may be imposed on or otherwise incurred or suffered by the specified Person and solely in the case of the defense of Third-Party Claims, shall include reasonable legal, accounting and other professional fees and expenses.

“Mark” means any brand name, logos, service mark, trademark, trade name, and all registrations or application for registration of any of the foregoing.

“Material Adverse Effect” means a material adverse effect on the business, operations, condition (financial or otherwise), properties, liabilities, prospects, and assets of Seller.

“Order” means any decree, injunction, judgment, order, ruling, assessment or writ.

“Organizational Documents” means the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, regulations, operating agreement, certificate of limited partnership, partnership agreement, and all other similar documents, instruments, or certificates executed, adopted, or filed in connection with the creation, formation, or organization of a Person, including any amendments thereto.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Patents” means all (a) patents and patent applications, and (b) business methods, inventions, and discoveries that may be patentable.

“Permit” means any license, permit, franchise, certificate of authority, or any waiver of the foregoing, required to be issued by any Governmental Entity.

“Person” means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

“Personal Property” means machinery, equipment, computer programs, computer software, tools, motor vehicles, furniture, furnishings, leasehold improvements, office equipment, inventories, supplies, plant, spare parts, and other tangible or intangible personal property.

“Purchase Price” has the meaning specified in Section 1.3.

“Purchased Assets” has the meaning set forth in Section 1.1.

“Required Third Party Consents” has the meaning set forth in Section 3.3.

“Seller” has the meaning set forth in the Preamble.

“Software” means computer software or middleware.

“Tax” means any gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, Personal Property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person, including pursuant to any tax sharing agreement or any other contract relating to the sharing or payment of any such tax.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Taxing Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Law relating to any Tax, including any amendment thereof.

“Taxing Authority” means the IRS or any other authority (whether domestic or foreign including, without limitation, any state, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) responsible for the administration of any Tax.

“Third Party Claim” has the meaning set forth in 7.4(a).

“Trade Secrets” means all know-how, trade secrets, confidential information, customer lists, Software (source code and object code), technical information, data, process technology, plans, drawings, and blue prints.

“Transaction Documents” means this Agreement, the Bill of Sale, Assignment and Assumption Agreement, and any amendments thereto.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into as of August 6, 2010 by and among Innovative Wireless Technologies, Inc., a Delaware corporation (formerly known as Bayrock Ventures, Inc.) (“Buyer”), and MechTech, LLC, a California limited liability company (“Seller”). Buyer and Seller are collectively referred to as the “Parties”, and each, a “Party”.

RECITALS

WHEREAS, Seller desires to sell and Buyer desires to purchase, the assets of Seller set forth on Schedule 1.1 attached hereto;

NOW, THEREFORE, in consideration of the above recitals and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the definitions set forth on pages 2, 3, 4 and 5, and as follows:

ARTICLE 1

SALE AND PURCHASE OF ASSETS

1.1   Purchase and Sale of the Purchased Assets.  On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, all of the Purchased Assets for the Purchase Price.  On the Closing Date, the Purchased Assets shall be sold, transferred and conveyed to Buyer free and clear of all Encumbrances, except as provided herein, and Buyer will purchase, acquire and accept for the Purchase Price, the Purchased Assets and will assume the Assumed Liabilities.  The purchased assets shall be defined as the assets set forth on Schedule 1.1 attached hereto (collectively, the “Purchased Assets”).

1.2   1.2 Assumed Liabilities.  For purposes of this Agreement, “Assumed Liabilities” shall mean only the Liabilities of any kind whatsoever arising out of or relating to the Purchased Assets or the operation of the Buyer’s business after the Closing Date, including any infringement claims related to the Purchased Assets asserted after the Closing Date.

1.3   Purchase Price; Payment.  As payment for the Purchased Assets, free and clear of all Encumbrances, Buyer agrees to issue to Seller at the Closing, 5,530,388 shares of Common Stock (the “Common Stock”) of the Buyer, free and clear of all Encumbrances (the “Purchase Price”).

1.4   Tax Treatment.

(a)           Buyer and Seller agree that the Purchase Price, liabilities of Seller, and other relevant items shall be allocated among the Purchase Assets in accordance with such Parties’ mutual agreement (the “Purchase Price Allocation”).  Buyer and Seller hereby agree to report the transactions contemplated herein for all income tax purposes (including, without limitation, for purposes of reporting on any income tax returns filed by Buyer or Seller) in a manner that is consistent with the Purchase Price Allocation and none of the parties shall take any position (whether in audits, or Tax Returns or otherwise) that is inconsistent with the Purchase Price Allocation unless required to do so by law.

ARTICLE 2

CLOSING DELIVERIES

2.1   Closing.  The closing of the purchase and sale of the Purchased Assets (the “Closing”) shall take place at the offices of Fortis General Counsel, LLP, 120 Vantis, Suite 440, Aliso Viejo, CA 92656, following the satisfaction or waiver of all conditions to the obligations of the parties hereto to consummate the purchase and sale of the Purchased Assets (other than conditions with respect to actions the respective parties will take at the Closing itself, but subject to the fulfillment or waiver of those conditions) or such later date as the parties may mutually determine (the “Closing Date”).

2.2   Closing Deliveries by Seller.  On the Closing Date, Seller shall deliver or cause to be delivered to Buyer:

(a)           A duly executed Bill of Sale, Assignment and Assumption Agreement, in substantially the form attached hereto as Exhibit A (the “Bill of Sale, Assignment and Assumption Agreement”);

(b)           Such other certificates, opinions, documents or instruments as may reasonably be requested by Buyer, consistent with the terms of and transactions contemplated by this Agreement.

2.3   Closing Deliveries by Buyer.  Except as specified otherwise, concurrently with the execution of this Agreement, Buyer shall deliver to Seller:

(a)           Payment of the Purchase Price;

(b)           A duly executed Bill of Sale, Assignment and Assumption Agreement;

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller represents and warrants to Buyer that the following statements contained in this Article 3 are true, correct and complete as of the Closing Date (except as expressly provided in a representation or warranty):

3.1   Organization and Good Standing.  Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of California.  Seller is duly authorized to conduct its business and is in good standing under the laws of each such jurisdiction where such qualification is required.  Seller has the requisite power and authority necessary to own or lease its properties and to carry on its business as presently conducted and in which it currently proposes to engage.  There is no pending or threatened Action for the dissolution, liquidation or insolvency of Seller.

3.2   Power and Authority; Enforceability.  Seller has all requisite corporate power and authority to enter into each of the Transaction Documents to which Seller is a party and to consummate the transactions contemplated hereby or thereby.  The execution and delivery of each of the Transaction Documents by Seller and the consummation by Seller of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Seller.  Each of the Transaction Documents has been, or upon execution and delivery will be, duly executed and delivered and constitute, or upon execution and delivery will constitute, the valid and binding obligations of the Seller, enforceable against such Seller in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.3   No Conflict; Required Consents.  The execution and delivery of the Transaction Documents by Seller does not, and the performance by Seller of the transactions contemplated hereby or thereby will not, (a) violate, conflict with, or result in any breach of any provision of its Organizational Documents, (b) violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate any obligation of Seller, or result in the loss of any benefit, or give rise to the creation of any lien, upon any property or asset of Seller under any of the terms, conditions or provisions of any instrument or obligation to which any property or asset of Seller may be bound or subject, or (c) violate any Law applicable to Seller or by which or to which any property or asset of Seller is bound or subject.  No consent, approval, waiver or authorization is required to be obtained by Seller from any Person in connection with the execution, delivery and performance by Seller of this Agreement (the “Required Third Party Consents”).

3.4   Availability, Title to and Condition of Purchased Assets.  All of the Purchased Assets that consists of Personal Property, whether owned or leased, has been maintained in accordance with normal industry practice.  Seller has good and defensible title to all Personal Property that is part of the Purchased Assets that it purports to own, free and clear of any Encumbrances.

3.5   Title to Assets.  Seller has good and valid title to, or in the case of any leased property has a valid leasehold interest in, all of the Purchased Assets, free and clear of all Encumbrances, except as provided herein.

3.6   No Brokers or Finders.  No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Seller in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker’s or finder’s or similar fees or other commissions as a result of this Agreement or such transactions.

3.7   Restricted Securities.  Seller understands and acknowledges that the Common Stock must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is otherwise available.  Seller further acknowledges and understands that Seller is under no obligation to register the Common Stock.  In addition, Seller understands that the certificate evidencing the Common Stock will be imprinted with a legend which prohibits the transfer of the Common Stock unless they are registered or such registration is not required in the opinion of counsel satisfactory to Buyer.

3.8   Further Limitations on Disposition.  Without in any way limiting Seller’s representations set forth above, Seller further agrees that Seller shall in no event make any disposition of all or any portion of the Common Stock unless and until (A) there is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or, (B)(1) Seller shall have notified Buyer of the proposed disposition and shall have furnished Buyer with a detailed statement of the circumstances surrounding the proposed disposition, (2) Seller shall have furnished Buyer with an opinion of Seller’s counsel to the effect that such disposition will not require registration of such shares under the Act, and (3) such opinion of Seller’s counsel shall have been concurred in by counsel for Buyer (and such concurrence shall not be unreasonably withheld) and Buyer shall have advised Seller of such concurrence.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Agreement are true, correct and complete as of the Closing Date (except as expressly provided in a representation or warranty).

4.1   Organization and Related Matters.  Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware.  Buyer has all necessary corporate power and authority to carry on its business as now being conducted.

4.2   Authority.  Buyer has all requisite corporate power and authority to enter into each of the Transaction Documents to which Buyer is a party and to consummate the transactions contemplated hereby or thereby.  The execution and delivery of each of the Transaction Documents by Buyer and the consummation by Buyer of the transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Buyer.  Each of the Transaction Documents has been, or upon execution and delivery will be, duly executed and delivered and constitute, or upon execution and delivery will constitute, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.3   No Conflicts.  The execution and delivery of the Transaction Documents by Buyer does not and the performance by Buyer of the transactions contemplated hereby or thereby will not (a) violate, conflict with, or result in any breach of any provision of Buyer’s Organizational Documents, (b) violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, or entitle any party to accelerate any obligation of Buyer, or result in the loss of any benefit, or give rise to the creation of any lien, upon any property or asset of Buyer under any of the terms, conditions or provisions of any instrument or obligation to which any property or asset of Buyer may be bound or subject, or (c) violate any Law applicable to Buyer or by which or to which any property or asset of Buyer is bound or subject.

4.4   No Brokers or Finders.   No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of Buyer in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement, is or will be entitled to any broker’s or finder’s or similar fees or other commissions as a result of this Agreement or such transactions.

4.5   Legal Proceedings.  To the knowledge of Buyer, no Law has been enacted, entered, issued, promulgated or enforced by any Governmental Entity that prohibits or restricts the transactions contemplated by this Agreement.  Buyer has received no written notice from any Governmental Entity that consummation of the transactions contemplated by this Agreement would constitute a violation of any Laws.

ARTICLE 5

COVENANTS

5.1   Cooperation.  At all times following the Closing Date, each party agrees (a) to furnish upon request to each other party such further information, (b) to execute and deliver to each other party such other documents, and (c) to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement, the other Transaction Documents, and the transactions contemplated by this Agreement and the other Transaction Documents.

5.2   Tax Matters.

(a)           Notwithstanding anything herein to the contrary, Seller shall be liable for and shall pay any transfer Taxes or other similar tax imposed in connection with the transfer of the Purchased Assets pursuant to this Agreement.

(b)           Seller and Buyer shall cooperate, to the extent reasonably requested by the other party, in connection with the preparation and filing of Tax Returns and any audit, litigation, or other proceeding involving Taxes.  Cooperation shall include the retention and, upon the other party’s request, the provision of records and other information reasonably relevant to the preparation of a Tax Return or the conduct of an audit, litigation, or other proceeding.

5.3   Covenants Against Disclosure.  Except as may be required by law, Seller and its affiliates agree not to (i) disclose to any Person in any manner, directly or indirectly, any confidential information or data ownership of which is transferred to Buyer pursuant to this Agreement whether of a technical or commercial nature, or (ii) use, or permit or assist, by acquiescence or otherwise, any Person to use, in any manner, directly or indirectly, any such information or data, except to the extent that Seller has retained rights therein as provided herein and excepting disclosure of such data or information as is at the time generally known to the public and which did not become generally known through any breach of any provision of this Section 5.3 hereof by Seller.

ARTICLE 6

CLOSING CONDITIONS

6.1   Conditions Precedent to Obligations of Buyer.  Buyer’s obligation to consummate the purchase of the Purchased Assets and the other transactions contemplated to occur in connection with the Closing is subject to the satisfaction of each condition precedent listed in this Section 6.1, or the waiver of such condition by Buyer, in its sole and absolute discretion.

(a)           Accuracy of Representations and Warranties.  The representations and warranties of Seller set forth in Article 3, or in any written certificate delivered to Buyer by Seller pursuant to this Agreement, shall have been true and correct on and as of the Closing Date (except to the extent such representation or warranty specifies an earlier date).

(b)           Compliance with Obligations.  Seller shall have performed all obligations and covenants required to be performed by Seller under this Agreement prior to the Closing Date.

(c)           Deliverables.  Seller shall have delivered all of Seller’s deliverables set forth in Section 2.2 hereof.

6.2   Conditions Precedent to Obligations of Seller.  Seller’s obligation to consummate the sale of the Purchased Assets and the other transactions contemplated to occur in connection with the Closing is subject to the satisfaction of each condition precedent listed below, or the waiver of such condition by Seller, in Seller’s sole and absolute discretion.

(a)           Accuracy of Representations and Warranties.  The representations and warranties of Buyer set forth in Article 4, or in any written certificate delivered to Seller by Buyer pursuant to this Agreement, shall have been true and correct on and as of the Closing Date (except to the extent such representation or warranty specifies an earlier date).

(b)           Compliance with Obligations.  Buyer shall have performed all obligations and covenants required to be performed by Buyer under this Agreement prior to the Closing Date.

(c)           Deliverables.  Buyer must have delivered all of Buyer’s deliverables set forth in Section 2.3 hereof.

ARTICLE 7

INDEMNIFICATION

7.1   Survival of Representations and Warranties.  Each representation and warranty of Seller contained in Article 3 and any certificate related to such representations and warranties will survive the date hereof and continue in full force and effect for two (2) years thereafter.

7.2   Indemnification by Seller.  Seller will indemnify and hold harmless Buyer and its respective representatives, members, managers, controlling persons, affiliates, successors and assigns (collectively, the “Indemnified Buyer Parties”) for, and will pay to the Indemnified Buyer Parties the Losses arising directly or indirectly from or in connection with the following:

(a)           any and all Losses caused by, resulting or arising from or otherwise relating to any failure by Seller to perform or otherwise fulfill or comply with any agreement or obligation to be performed, fulfilled or complied with by Seller hereunder or under any other document executed and delivered in connection with this Agreement;

(b)           any and all Losses caused by, resulting or arising from or otherwise relating to any breach of any representation or warranty of Seller contained in this Agreement and any other document executed and delivered in connection with this Agreement;

(c)           all Losses caused by, resulting or arising from or otherwise relating to any of the Excluded Liabilities or the period prior to the Closing Date; and

(d)           all Losses resulting from any and all actions, suits, proceedings, claims and demands, including reasonable attorneys’ fees in connection with any of the foregoing or such indemnification.

7.3   Limitations on Indemnification Liability.  Any claims any Indemnified Buyer Party makes under this Article 7 will be limited as follows:

(a)           Reduction for Insurance Claims.  The amount of Losses required to be paid for Losses will be reduced to the extent of any amounts an Indemnified Buyer Party actually receives pursuant to the terms of the insurance policies (if any) covering such indemnification claim.

(b)           Limitations on Seller’s Liability.  The Seller’s aggregate Liability for money Losses under this Agreement related to Breaches of the representations, warranties, and covenants herein will not exceed an amount equal to the fair market value of the Common Stock received as the Purchase Price; provided that the limitation contemplated hereby will not be applicable with respect to instances of fraud or willful breach by Seller.

7.4   Remedies Cumulative.  Except as herein expressly provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

ARTICLE 8

RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS

8.1   Legends.  The share certificate evidencing the Common Stock issued hereunder shall be endorsed with the following legend (in addition to any legends required under applicable state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

8.2   Stop-Transfer Notices.  Seller agrees that, in order to ensure compliance with the restrictions referred to herein, Buyer may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if Buyer transfers its own securities, it may make appropriate notations to the same effect in its own records.

8.3   Refusal to Transfer.  Buyer shall not be required (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Common Stock shall have been so transferred.

ARTICLE 9

GENERAL

9.1   Amendments; Waivers.  This Agreement and any schedule or exhibit attached hereto may be amended only by agreement in writing of all parties.  No waiver of any provision nor consent to any exception to the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

9.2   Schedules; Exhibits; Integration.  Each schedule and exhibit delivered pursuant to the terms of this Agreement shall be in writing and shall constitute a part of this Agreement.  This Agreement, together with such schedules and exhibits, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

9.3   Interpretation.  For all purposes of this Agreement, except as otherwise indicated,

(a)           the terms defined herein have the meanings assigned to them in this Agreement and include the plural as well as the singular,

(b)           all accounting terms not otherwise defined herein have the meanings assigned under GAAP,

(c)           pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms,

(d)           the words “include” and “including” shall be without limitation and shall be construed to mean “include, but not be limited to” or “including, without limitation”,

(e)           references to exhibits, schedules, Articles, Sections and paragraphs shall be references to the exhibits, schedules, Articles, Sections and paragraphs of this Agreement, and

(f)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

9.4   Arbitration; Service of Process.

(a)           Arbitration. Any dispute or claim hereunder between the named Parties shall be resolved by binding arbitration before the American Arbitration Association in San Diego, California under the laws of the State of California. This shall be the exclusive remedy between the Parties, and both parties hereby give up any rights to trial by jury, court, appeal, or any other judicial mechanism for resolving disputes.

(b)           Service of Process.  Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.9.  Nothing in this Section 9.4(b) will affect any Party’s right to serve legal process in any other manner permitted at Law or in equity.

9.5   Assignment.  Neither this Agreement (nor any other Transaction Document) nor any rights or obligations under any of them are assignable by Seller without the prior written consent of the Buyer.

9.6   Headings.  The descriptive headings of the articles, sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

9.7   Counterparts.  This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed an original of this Agreement, and all of which, when taken together, shall be deemed to constitute one and the same Agreement.

9.8   Parties in Interest.  This Agreement shall be binding upon and inure to the benefit of each party, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.  Nothing in this Agreement is intended to relieve or discharge the obligation of any third Person to any party to this Agreement.

9.9   Notices.  Any notice or other communication hereunder must be given in writing and either (a) delivered in Person, (b) transmitted by telefax or telecommunications mechanism provided, that receipt is confirmed and any notice so given is also mailed as provided in the following clause (c), or (c) mailed by certified or registered mail, postage prepaid, return receipt requested as follows:

If to Buyer, addressed to:

Innovative Wireless Technologies, Inc.
Address: 306 N. West El Norte Pkwy
Escondido, CA 92026
Email:  HYPERLINK "mailto:palpatov@mail.ru"  palpatov@mail.ru
Fax:

If to Seller, addressed to:

MechTech, LLC
Address: P.O. Box 7103
Rancho Santa Fe, CA 92067
Email:  HYPERLINK "mailto:mechling@gmail.com"
mechling@gmail.com
Fax: (858) 777-3426

or to such other address or to such other Person as either party shall have last designated by such notice to the other party.  Each such notice or other communication shall be effective (i) when delivered in Person, (ii) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 9.9 and an appropriate confirmation is received, and (iii) if given by mail, three (3) Business Days after delivery or the first attempted delivery.

9.10  Expenses.  Except as otherwise set forth in this Agreement, each of Seller and Buyer shall pay its own expenses incident to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby, including but not limited to the fees, expenses and disbursements of its accountants and counsel and of securing third party consents and approvals required to be obtained by it.

9.11  Waiver.  No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

9.12  Representation By Counsel; Interpretation.  Seller and Buyer each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.  Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.  The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Buyer and Seller.

9.13  Severability.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement shall remain in full force and effect; provided that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.  In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intents and purposes hereof.  To the extent permitted by Law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

9.14  Recitals.  The recitals are fully incorporated into this Agreement by reference.

9.15  Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to the conflicts of laws provisions of the State of California or any other state.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

BUYER

INNOVATIVE WIRELESS TECHNOLOGIES, INC.
a Delaware corporation

/s/ Pavel Alpatov
PAVEL ALPATOV
Chief Executive Officer

SELLER

MECHTECH, LLC
a California limited liability company

/s/ Nicholas Mechling
NICHOLAS MECHLING
Chief Executive Officer

/s/ Chris Mechling
CHRIS MECHLING
Chief Operating Officer

EXHIBIT A

BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Bill of Sale”) is entered into on this 6th day of August, 2010 by and between Innovative Wireless Technologies, Inc., a Delaware corporation (formerly known as Bayrock Ventures, Inc.) (“Buyer”), and MechTech, LLC, a California limited liability company (“Seller”).

RECITALS

WHEREAS, Simultaneously with the execution of this Agreement, the Buyer and the Seller are entering into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Seller has agreed to sell to the Buyer, and the Buyer has agreed to purchase from the Seller, the Purchased Assets (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement);

WHEREAS, pursuant to the Purchase Agreement, the Buyer has agreed to assume the Assumed Liabilities; and

WHEREAS, the Seller desires to transfer and assign to the Buyer all of the Seller’s right, title, privilege and interest in and to the Purchased Assets and the Assumed Liabilities, and the Buyer desires to accept the sale, transfer, conveyance, assignment and delivery of the Purchased Assets and the Assumed Liabilities.

NOW, THEREFORE, in consideration of and incorporating the foregoing premises, and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Conveyance of the Purchased Assets.

(a)           Pursuant to the terms of the Purchase Agreement, the Seller does hereby irrevocably grant, sell, transfer, convey, assign and deliver to the Buyer, all of the Seller’s right, title, privilege and interest in and to the Purchased Assets, to have and to hold the same unto the Buyer, its successors and assigns, forever.

(b)           The Buyer hereby accepts the grant, sale, transfer, conveyance, assignment and delivery of the Purchased Assets.

2.           Assumption of Assumed Liabilities.  Pursuant to the terms of the Purchase Agreement, the Buyer hereby undertakes and agrees from and after the date hereof to assume and to pay, perform and discharge in accordance with their respective terms, the Assumed Liabilities.

3.	Miscellaneous.

(a)           This Bill of Sale may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  This Bill of Sale may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

(b)           This Bill of Sale will be deemed to be a contract made under the laws of the State of California, and for all purposes will be governed by and interpreted in accordance with the laws prevailing in the State of California, without regard to the conflicts of laws provisions of the State of California or any other state.

(c)           Whenever possible, each provision or portion of any provision of this Bill of Sale shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Bill of Sale is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Bill of Sale shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(d)           Notwithstanding any other provisions of this Bill of Sale to the contrary, nothing contained in this Bill of Sale shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expand, enlarge or in any way affect the provisions, including the covenants, agreements, conditions, representations or warranties or, in general any of the rights and remedies, or any of the obligations and indemnifications, of the parties set forth in the Purchase Agreement. This Bill of Sale is intended only to affect the assignment and assumption of certain assets and liabilities in accordance with the Purchase Agreement and shall be governed entirely in accordance with the terms and conditions of the Purchase Agreement.  In the event of a conflict or inconsistency between the terms of the Purchase Agreement and the terms hereof, the terms of the Purchase Agreement shall govern.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale, Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first written above.

BUYER

INNOVATIVE WIRELESS TECHNOLOGIES, INC.
a Delaware corporation

/s/ Pavel Alpatov
PAVEL ALPATOV
Chief Executive Officer

SELLER

MECHTECH, LLC
a California limited liability company

/s/ Nicholas Mechling
NICHOLAS MECHLING
Chief Executive Officer

/s/ Chris Mechling
CHRIS MECHLING
Chief Operating Officer

Schedule 1.1

Purchased Assets

1.           [***************************************************]1

2.           [***************************************************]

3.           [***************************************************]

4.           [***************************************************]

5.           [***************************************************]

6.           [***************************************************]

7.           [***************************************************]

8.           [***************************************************]

1 Confidential Treatment has been requested with respect to the information contained in the [***] marking.  Such portions have been omitted from the filing and have been filed separately with the Securities and Exchange Commisison.